EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. §1350, AS ADOPTED

PURSUANT TO §906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of this Amendment No. 1 to the Annual Report of World Energy Solutions, Inc. (the “Company”) on Form 10-K (the “Report”) for the year ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof, I, Philip Adams, Chief Executive Officer of the Company, certify that, to the best of my knowledge, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	April 16, 2013	By:	/s/ Philip Adams
Philip Adams Chief Executive Officer

A signed original of this certification required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written certification required by Section 906, has been retained by the Company and will be furnished to the Securities and Exchange Commission or its staff upon request.